                                                                    EXHIBIT 5.1


February 9, 2005


Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071

         Re:      Rock-Tenn Company - Registration Statement on Form S-8

Gentlemen:

         As general counsel of Rock-Tenn Company, a Georgia corporation (the "COMPANY"), I participated in the preparation by the Company of a Registration Statement on Form S-8, Registration No. 333-62346 (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, among other things, of 2,200,000 shares (collectively, the "SHARES") of the Company's Class A Common Stock, par value $0.01 per share ("COMMON STOCK") that may be issued pursuant to the Rock-Tenn Company 2000 Incentive Stock Plan (the "2000 INCENTIVE STOCK PLAN"). In that capacity, I have also participated in the preparation by the Company of an amendment to the Registration Statement to be filed with the Securities and Exchange Commission that contemplates the issuance of Shares that may be issued pursuant to the Rock-Tenn Company 2004 Incentive Stock Plan (the "2004 INCENTIVE STOCK PLAN").

         As such counsel, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         For purposes of the opinion set forth in clause (ii) below, I have assumed the following: the Shares that may be issued under the 2004 Incentive Stock Plan will continue to be duly authorized on the dates of such issuance.

         The opinions expressed herein are limited in all respects to the corporate law of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that:

         (i)      The Shares have been duly authorized; and

         (ii) When issued in accordance with the provisions of the 2000 Incentive Stock Plan or the 2004 Incentive Stock Plan, as the case may be, the Shares will be validly issued, fully paid and non-assessable.

         This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur that could affect the opinions contained herein. This opinion is being rendered solely for the benefit of Rock-Tenn Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without my prior written consent.

         I consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                      Very truly yours,



                                      /s/ Robert B. McIntosh
                                      -----------------------------------------
                                      Senior Vice President and General Counsel


                                       2